EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Vicon Industries, Inc.

Hauppauge, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-146749 and 333-198765) of Vicon Industries, Inc. of our report dated January 10, 2019, relating to the consolidated financial statements, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Wei, Wei & Co., LLP

Flushing, New York

January 11, 2019